                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                               IVAC HOLDINGS, INC.
                       (Effective as of November 26, 1996)

                                    ARTICLE I

                                     OFFICES

            SECTION 1. REGISTERED OFFICE. The registered office shall be established and maintained at the office of Corporation Service Company in the City of Wilmington, in the County of New Castle, in the State of Delaware, and said corporation shall be the registered agent of the Corporation.

            SECTION 2. OTHER OFFICES. The Corporation may have offices, either within or without the State of Dela ware, at such place or places as the Board of Directors may, from time to time, determine or the business of the Corpora tion may require.

            SECTION 3. BOOKS. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

            SECTION 1. ANNUAL MEETINGS. An annual meeting of the stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place within or without the State of Delaware, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders.

            SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders, other than those required by statute, may be called at any time by the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors or by the Secretary at the request in writing of holders of record a majority of the outstanding capital stock of the Corporation entitled to vote. Such request shall state the purpose(s) of the proposed meeting. The Board of Directors may postpone or reschedule any previously scheduled special meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

            SECTION 3. TELEPHONIC MEETINGS. Meetings may be held by means of conference telephone or similar communica tions equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section shall constitute presence in person at a meeting.

            SECTION 4. NOTICE OF MEETINGS. Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten
(10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

            When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty
(30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

            SECTION 5. PROXIES AND VOTING. Each stockholder entitled to vote in accordance with the terms of the


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Certificate of Incorporation and in accordance with the provisions of these
By-Laws shall be entitled to one vote for each share of stock entitled to vote held by such stockholder. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

            All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

            The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Such inspector(s), if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, bal lots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to


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all stockholders. On request of the person presiding at the meeting, the aforesaid inspector(s), if any, shall make a report in writing of any challenge, question or matter determined by him or her, or them and execute a certificate of any fact found by him or her, or them.

            All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

            SECTION 6. QUORUM. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

            If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date or time.

            SECTION 7. ORGANIZATION. Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or, in his or her absence, the President/Chief Executive Officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

            SECTION 8. CONDUCT OF BUSINESS. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The chairman shall have the power to adjourn the meeting to another place, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.


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            SECTION 9. STOCK LIST. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

            The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

            SECTION 10. ACTION WITHOUT MEETING. Unless otherwise required by law, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

            Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section and law to the Corporation, written consents signed by a sufficient number of holders to take action are


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delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

                                   ARTICLE III

                                    DIRECTORS

            SECTION 1. NUMBER, ELECTION AND TERM. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies. Each director shall be elected at the annual meeting of stockholders, except as provided in Section 4 of this ARTICLE III, and each director so elected shall hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. If authorized by a resolution of the Board of Directors, directors may be elected at an annual meeting of stockholders to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created. Directors need not be stockholders of the Corporation.

            SECTION 2. RESIGNATIONS. Any director may resign at any time. Such resignation shall be made in writing and given to the Board of Directors or the Secretary. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            SECTION 3. REMOVAL. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote and the vacancy or vacancies, as the case may be, thus created may be filled in accordance with Section 4 of this ARTICLE III.

            SECTION 4. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Subject to applicable law and to the rights of the holders of any series of preferred stock with respect to


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such series of preferred stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director's successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

            SECTION 5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such place or places within or without the State of Delaware, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

            SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President/Chief Executive Officer or by two or more directors then in office and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telephone or by telegraphing or telexing or by facsimile transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

            SECTION 7. QUORUM. At any meeting of the Board of Directors, a majority of the total number of the whole Board of Directors shall constitute a quorum for all purposes, and the affirmative vote of a majority of the directors present at the meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof. At the adjourned meeting, the Board of Directors may transact any


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business which might have been transacted at the original meeting.

            SECTION 8. PARTICIPATION BY CONFERENCE TELEPHONE. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

            SECTION 9. CONDUCT OF BUSINESS. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

            SECTION 10. POWERS. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as my be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

                  (1) To declare dividends from time to time in accordance with law;

                  (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

                  (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

                  (4) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;


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                  (5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

                  (6) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

                  (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

                  (8) To adopt from time to time regulations, not inconsistent with these By-Laws, for the management of the Corporation's business and affairs.

            SECTION 11. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                   COMMITTEES

            SECTION 1. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by a vote of a majority of the whole Board of Directors, may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at


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any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.


            SECTION 2. CONDUCT OF BUSINESS. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                                    ARTICLE V

                                    OFFICERS

            SECTION 1. GENERALLY. The officers of the Corporation shall consist of a Chairman of the Board, a President/Chief Executive Officer, one or more Executive or other Vice Presidents, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Other than the Chairman of the Board, none of the officers of the Corporation need be directors. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any number of offices may be held by the same person. The salaries of officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officers as may be designated by resolution of the Board of Directors.


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            SECTION 2. SUBORDINATE OFFICERS. In addition to the principal officers enumerated in Section 1 of this ARTICLE V, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine.

            SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be a member of the Board of Directors and shall preside at its meetings and at all meetings of stockholders. He or she shall keep in close touch with the administration of the affairs of the Corporation and supervise its general policies. He or she shall see that the acts of the executive officers conform to the policies of the Corporation as determined by the Board of Directors and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

            SECTION 4. PRESIDENT/CHIEF EXECUTIVE OFFICER. The President/Chief Executive Officer shall be the chief executive officer of the Corporation. Subject to the provisions of these By-Laws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

            SECTION 5. VICE PRESIDENT. Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors.

            SECTION 6. TREASURER. The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.


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            SECTION 7. SECRETARY. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

            SECTION 8. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            SECTION 9. REMOVAL. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

            SECTION 10. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the Board of Directors, the President/Chief Executive Officer or any officer of the Corporation authorized by the President/Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                                   ARTICLE VI

                                      STOCK

            SECTION 1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, President/Chief Executive Officer or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.


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

            SECTION 2. TRANSFERS OF STOCK. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of this ARTICLE VI, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

            SECTION 3. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

            A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

            SECTION 4. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such


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

loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

            SECTION 5. REGULATIONS. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                                   ARTICLE VII

                                     NOTICES

            SECTION 1. NOTICES. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, recognized overnight delivery service or by sending such notice by facsimile, receipt acknowledged, or by prepaid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.

            SECTION 2. WAIVERS. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            SECTION 1. FACSIMILE SIGNATURES. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the Corporation may


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

be used whenever and as authorized by the Board of Directors or a committee thereof.

            SECTION 2. CORPORATE SEAL. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

            SECTION 3. RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

            SECTION 4. FISCAL YEAR. Until otherwise determined by the Board of Directors, the fiscal year of the Corporation shall begin on January 1st and end on December 31st.

            SECTION 5. TIME PERIODS. In applying any provision of these By-Laws which requires that an act be done or not be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                                   ARTICLE IX

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

            SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of


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

the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this ARTICLE IX with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

            SECTION 2. RIGHT TO ADVANCEMENT OF EXPENSES. The right to indemnification conferred in Section 1 of this ARTICLE IX shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this ARTICLE IX shall be contract rights and such rights


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shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

            SECTION 3. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under
Section 1 or 2 of this ARTICLE IX is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not meet the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
ARTICLE IX or otherwise shall be on the Corporation.


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            SECTION 4. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this ARTICLE IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

            SECTION 5. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

            SECTION 6. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this ARTICLE IX with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                    ARTICLE X

                                   AMENDMENTS

            In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend and repeal these By-Laws subject to the power of the holders of capital stock of the Corporation to alter, amend or repeal the By-Laws; provided, however, that, with respect to the powers of holders of capital stock to make, alter, amend and repeal By-Laws of the Corporation, notwithstanding any other provision of these By-Laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, these By-Laws or any preferred stock, the affirmative vote of the holders of at least sixty-seven percent (67%) of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors,


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voting together as a single class, shall be required to make, alter, amend or repeal any provision of these By-Laws.


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